UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI		48326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

As previously reported, on February 14, 2012 (the “Petition Date”), Energy Conversion Devices, Inc. (“ECD” or the “Company”) and its wholly owned operating subsidiary United Solar Ovonic LLC (“USO” and together with ECD, the “Debtors”) voluntarily filed petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court”)(Case No. 12-43166(Jointly Administered)).

On July 30, 2012, the Bankruptcy Court entered an order (the “Confirmation Order”) in respect of the Second Amended Joint Plan of Liquidation of ECD and USO (the “Plan”). The Confirmation Order is expected to become final on August 14, 2012, assuming no appeals of the order before that time, at which time, the Plan will be effective.

As of June 30, 2012, the book value of the Company’s assets was $956,482,605 (including $802,246,671 in accounts receivable from USO) and liabilities was $257,250,291. As of November 9, 2011, the Company had 53,276,954 shares of Common Stock, par value $0.01 per share (“Common Stock”) outstanding.

The following is a summary of the material features of the Plan as it was confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used in this report but not specifically defined herein have the meanings ascribed to such terms in the Plan.

Classification of Claims

The Plan groups holders of claims against the Debtors and their respective estates (the “Estates”), other than certain administrative expense and priority tax claims, into classes for all purposes under the Plan, including voting.

Class 1 – Priority Claims: Class 1 consists of Allowed Claim entitled to priority under Section 507(a) of the Bankruptcy Code, other than Administrative Expense Claim or Priority Tax Claims. Provided that the face amount of all Administrative Expense Claims and Priority Tax Claims have been paid in full or funds for such have been set aside, on or as soon as practicable after the Effective Date, each holder of an Allowed Priority Claim shall receive its Pro Rata share of Cash distributions until all such claims are paid in full. Allowed Priority Claims were not entitled to vote to accept or reject the Plan.

Class 2A – Secured Claims of ECD: Class 2A consists of Secured Claims of ECD. Secured Claims in Class 2A shall be eliminated. Holders of Allowed Secured Claims in Class 2A were entitled to vote to accept or reject the plan.

Class 2B – Secured Claim of Wieland-Davco Corporation: Class 2B consists of Allowed Secured Claims of Wieland-Davco Corporation. The holder of any Allowed Secured Claim in Class 2B shall receive either Cash in the amount of the Allowed Secured Claim or, in the discretion of the Debtors, transfer of title to the Collateral securing the Allowed Secured Claim. Holders of Allowed Secured Claims in Class 2B were not entitled to vote to accept or reject the plan.

Class 3 – General Unsecured Claims: Class 3 consists of Allowed General Unsecured Claims. Following payment of all Administrative Expense Claims, Priority Tax Claims, Priority Claims, Secured Claims and the transfer of the required assets to the Warranty Trust, all remaining Assets of the Debtors’

Estates will be distributed for the benefit of the Allowed Class 3 General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall receive a Pro Rata beneficial interest in the Liquidation Trust and any related proceeds or distributions. Holders of Allowed Claims in Class 3 were entitled to vote to accept or reject the plan.

Class 3B – General Unsecured Claims with Debtor Guarantees: Class 3B consists of any creditor holding a guaranty claim by one Debtor of the obligations of the other Debtor (the “Class 3B Creditors”). Each holder of an Allowed Class 3B Claim is entitled to a recovery and distribution at the time of any distribution to Class 3 creditors, in an amount on its pair of Claims, which is the greater of: (i) the allowed amount the USO Claim would receive under substantive consolidation of the ECD and USO estates, without accounting for the ECD Claim; or (ii) the allowed amount that the ECD Claim and the USO Claim would receive, in the aggregate, as distributions based on a separate liquidation of each estate. Allowed Claims in Class 3B were entitled to vote to accept or reject the Plan.

Class 4 – Warranty Claims: Class 4 consists of Warranty Claims. Each holder of an Allowed Warranty Claim shall receive from the Warranty Trust cash or, at the claimant’s election, inventory in an amount not to exceed the Warranty Claimant Percentage Amount. For purpose of calculating the distribution amount, inventory will be valued at the orderly liquidation value of the inventory. Allowed Warranty Claims were entitled to vote to accept or reject the Plan.

Class 5 – Equity Interests: Class 5 consists of the Allowed Equity Interests. To the extent funds remain after payment in full of all Allowed Claims, holders of Allowed Equity Interests of ECD will receive Pro Rata payment of any surplus. This treatment will be in full satisfaction of their Allowed Equity Interests and the Equity Interests will be terminated as of the Effective Date. ECD’s Equity Interests in USO will vest in the Liquidation Trust as of the Effective Date. Allowed Equity Interest Claims were deemed to have rejected the Plan and were not entitled to vote.

The following categories of Unclassified Claims are to be paid in full to the extent any such Claims exist:

Professional Fees: All Allowed Professional Fees shall be paid in full, in Cash, in such amounts as are allowed by the Bankruptcy Court, on, or as soon as reasonably practicable after (i) the Effective Date, (ii) the date on which such Claim is Allowed, (iii) as such time and upon such terms as may be agreed upon by such holder and the Debtors, or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

United States Trustee Fees: The United States Trustee’s quarterly fees owed by the Debtors as of the Effective Date shall be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or as soon as practicable after the Effective Date, or for fees arising after the Effective Date, in accordance with applicable statute.

Administrative Expense Claims: Each holder of an Allowed Administrative Expense Claim other than Professional Fees and United States Trustee Fees shall be paid the full amount of such Allowed Administrative Expense Claim, in Cash on, or as soon as reasonably practicable after (i) the Effective Date, (ii) the date on which such Claim is Allowed, (iii) as such time and upon such terms as may be agreed upon by such holder and the Debtors, or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

Priority Tax Claims: On the latter of the Effective Date or the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Priority Tax Claim shall receive on account of such claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, Cash of a total value equal to the Allowed amount of such claim.

Indenture Trustee Fees: On the Effective Date, the Indenture Trustee Fess shall be paid in Cash, subject to certain provisions.

Implementation of the Plan

On the Effective Date the Estates shall be substantively consolidated for the purposes set forth in the Plan. The Debtors shall complete sales of substantially all of their Assets, free and clear of all Liens, Claims, encumbrances and Interests.

The Plan provides that on the Effective Date and subject to the terms of the Plan, following any initial distributions of Allowed Administrative Expense Claims, Allowed Priority Claims, Allowed Priority Tax Claims, and Allowed Secured Claims, all other Assets of the Debtors and Estates shall vest in the Liquidation Trust, free and clear of all Liens, Claims encumbrances and Interests. The Liquidation Trustee shall create a separate sub-trust of the Liquidation Trust for the benefit of Warranty Claims. The Liquidation Trust and Warranty Trust will be managed by an oversight committee comprised of selected unsecured creditors.

Conditions Precedent to Effective Date

The occurrence of the Effective Date is subject to: (i) Entry of the Confirmation Order and the Confirmation Order having become a Final Order; (ii) no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall be pending; (iii) the Plan Support Agreement shall not have been terminated as of the Effective Date; (iv) the Liquidation Trust Agreement shall have been executed and the Liquidation Trust shall have been established; (v) the Liquidation Trustee and the Liquidation Trust Oversight Committee shall be authorized to assume the rights and responsibilities provided in the Plan and the Liquidation Trustee Agreement; (vi) the Warranty Trust shall have been established; and (vii) all documents to be contained in the Plan Supplement shall be completed and in final form, and as applicable, executed and all conditions precedent contained in any of the foregoing shall have been satisfied or waived.

Periodic Reporting

The Company intends to file a Form 15 with the Securities and Exchange Commission to provide notice of the suspension of its reporting obligation under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, the Company will immediately cease filing any further periodic reports under the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the Plan, all issued and outstanding securities of the Company will automatically be cancelled on the Effective Date and the holders of such securities will be entitled to distributions only to the extent provided for in the Plan in respect of such securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of the Effective Date, each of Joseph A. Avila, Alan E. Barton, Robert I. Frey, William J. Ketelhut, Stephen Rabinowitz, and George A. Schreiber, Jr. will resign as directors of the Company and its subsidiaries in accordance with the Plan.

In addition, Gregory G. Coppola will resign from his position as Senior Vice President Finance & Treasurer and Secretary of ECD as of the Effective Date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1	Second Amended Joint Plan of Liquidation of Energy Conversion Devices, Inc. and United Solar Ovonic LLC, dated June 8, 2012, as Confirmed.

Exhibit 2.2	Order Confirming Second Amended Joint Plan of Liquidation of Energy Conversion Devices, Inc. and United Solar Ovonic LLC, dated July 30, 2012.

Exhibit 99.1	Press Release, dated July 31, 2012, by Energy Conversion Devices, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Gregory G. Coppola
	Name:	Gregory G. Coppola
	Title:	Senior Vice President Finance & Treasurer and Secretary

Date: August 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amended Joint Plan of Liquidation of Energy Conversion Devices, Inc. and United Solar Ovonic LLC, dated June 8, 2012, as Confirmed.

2.2	Order Confirming Second Amended Joint Plan of Liquidation of Energy Conversion Devices, Inc. and United Solar Ovonic LLC, dated July 30, 2012.

99.1	Press Release, dated July 31, 2012, by Energy Conversion Devices, Inc.